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                                                                    Exhibit 10.1

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
          INTERNATIONAL AUTOMOTIVE COMPONENTS GROUP NORTH AMERICA, LLC

     This Amended and Restated Limited Liability Company Agreement (the "Agreement"), as it may be further amended, dated as of October 11, 2007 (the "Effective Date"), is by and among International Automotive Components Group North America, LLC, a Delaware limited liability company (the "Company"), and the Stockholders identified on Schedule 1, and provides the terms under which the Company was organized and will operate.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                           I. ORGANIZATIONAL MATTERS

     1.1 FORMATION/PURPOSE. (a) The Company was formed by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on March 31, 2007 pursuant to and in accordance with the Delaware Limited Liability Company Act of 1992, as amended (the "Act").

          (b) The Company is organized to (i) be a holding company for various automotive interiors systems components businesses, including the Lear North American ISD Business and the C&A North American GST Business, and (ii) engage in all such other lawful transactions and business activities as may be determined by the Board, subject to Section 3.4(c).

     1.2 GOVERNANCE AS IF A DELAWARE CORPORATION. The rights of the members of the Company (which are referred to herein as "Stockholders") will be governed by the applicable Constituent Documents, which will be interpreted as if the Company were a corporation incorporated under the Delaware General Corporation Law (the "DGCL") and its members were stockholders of such corporation. Notwithstanding the foregoing:

          (a) Except as required by the Act, neither the Charter, any amendments thereto nor any other organizational instrument (other than the Certificate of Formation) will be required to be filed with the Secretary of State of the State of Delaware as required under Sections 101, 103, 241 or 242 of the DGCL (any such document which would otherwise be so required to be filed with the Secretary of State of the State of Delaware will be filed with the Secretary of the Company);

          (b) All taxes and fees otherwise payable by the Company pursuant to
Section 391 of the DGCL will be determined under and payable solely in accordance with the Act; and

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          (c) Notwithstanding any other provision hereof, neither the Company nor any other Person will be subject to the provisions of DGCL Sections 145, 154, 160(a), 170, 172, 173, 174, 203, 220 or 282.

     1.3 LIABILITY TO THIRD PARTIES. Except as otherwise set forth in this Agreement or the other Constituent Documents, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, will be solely its debts, obligations and liabilities and none of the direct or indirect equity holders, directors or Affiliates of the Company (the "Company Persons") will be personally obligated for any such debt, obligation or liability. Except as set forth in this Agreement or the other Constituent Documents, no Company Person will be (i) liable for any debts, obligations or liabilities, whether arising in contract, tort or otherwise, of the Company or any other Company Person or (ii) required to loan or contribute any funds to the Company.

     1.4 POWERS. The Company will possess and may exercise all of the powers and privileges granted by the Act, the DGCL (as if the Company were a corporation), any other law or this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of its permitted business purposes or activities. Without limiting the generality or effect of any other provision hereof, the Company will have the power to effect the acquisition of any business or take any other action consistent with the DGCL. As to any third person or entity, the signature of any officer of the Company on any document will be conclusive evidence of the authority of such officer to execute such document for and on behalf and in the name of the Company.

     1.5 FIDUCIARY DUTIES. No director of the Company shall be personally liable to the Company or any of its Stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing provision shall not eliminate or limit the liability of a director (i) for breach of such director's duty of loyalty to the Company or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which such director derived an improper personal benefit.

                               II. CAPITALIZATION

     2.1 CAPITALIZATION. The capitalization of the Company is as set forth in the Charter. Subject to Sections 3.2, 3.4(c) and 3.4(d), the Board has the authority to issue additional Capital Stock, which may include different classes of equity.

     2.2 STOCKHOLDERS. (a) As of the Effective Date, the name and address of each of the Stockholders and the number of shares of Capital Stock and percentage holding of each of them respectively is as set forth on Schedule 1. As of the Effective Date, no other parties shall own or have rights to acquire any Capital Stock of the Company.

          (b) Subject to Sections 3.2, 3.4(c) and 3.4(d), the Company is authorized to issue Capital Stock in exchange for either capital contributions, or the


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provision of services (together, "Capital Stock Consideration"), having a Fair
Market Value equal to the value of the Capital Stock issued as determined in good faith by the Board. The amount of Capital Stock held by each Stockholder shall not be affected by (i) any issuance by the Company of Capital Stock to other Stockholders, (ii) any change in the Capital Account of such Stockholder (other than such changes to reflect additional Capital Stock Consideration from such Stockholder in exchange for new Capital Stock) or (iii) any distributions not in redemption of Capital Stock. The shares of Capital Stock shall be certificated and the Board shall maintain, or cause to be maintained, a Capital Stock ledger. No Stockholder shall be required to make any additional capital contributions to the Company.

          (c) Except as otherwise provided in this Agreement, no Person other than the parties set forth on Schedule 1 will be a Stockholder of the Company, and no Capital Stock of the Company will be issued or transferred, without compliance with the terms and provisions of the Company's Constituent Documents and the execution by any such Person of a joinder to this Agreement whereby such Person agrees to be bound by this Agreement and the Company's other Constituent Documents.

          (d) WLR is the "Majority Stockholder"; provided that once WLR ceases to own 10% or more of the Class A Common Stock of the Company, it will no longer be the Majority Stockholder for any purpose hereunder.

          (e) Franklin and Lear NAOC are each a "Minority Stockholder" and together are the "Minority Stockholders"; provided that upon the earlier of (i) a Minority Stockholder ceasing to own (in the aggregate with its Affiliates) 5% or more of the Class A Common Stock of the Company or (ii) a Minority Stockholder selling or transferring (in the aggregate with its Affiliates) more than 20% of the Class A Common Stock it held as of the Effective Date other than to a Permitted Transferee or in connection with a pledge (or exercise pursuant thereto), it will no longer be a Minority Stockholder for any purpose hereunder; provided however, that in no event shall Lear NAOC cease to be a Minority Stockholder under clause (i) prior to September 30, 2008.

          (f) For purposes of the Act, the Stockholders are the members of the Company.

                                 III. GOVERNANCE

     3.1 CHARTER AND BYLAWS. Except as provided in this Agreement, the Company will be governed by the Charter and Bylaws.

     3.2 PREEMPTIVE RIGHTS. After the Effective Date, the Company will not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Capital Stock or Options (collectively, the "Preemptive Securities"), unless the Company has first offered to sell to each holder of Class A Common Stock such Stockholder's Pro Rata Share (as defined below) of the Preemptive Securities, at a price and on such other terms as have been specified by the Company in writing delivered to each such Stockholder (the "Preemptive Offer"), which


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Preemptive Offer will be on terms substantially identical to the terms of the
Company's proposed issuance, sale or exchange of Preemptive Securities and will remain open and irrevocable for a period of 20 Business Days from the date it is delivered by the Company (the "Preemptive Offer Period"). Notwithstanding the foregoing, Preemptive Securities will not include (a) Options or other equity securities or rights issued pursuant to an Employee Plan approved by the Board (subject to Section 3.4(b)(ii)) and any Capital Stock issued upon the exercise of any such Options or other equity securities so long as such Options issued or the equity securities issuable upon exercise of such Options do not represent in excess of 10% of the fully diluted Common Stock, (b) the Lear Warrant or any equity securities issued pursuant to the terms of the Lear Warrant, (c) equity securities issued by the Company as direct consideration in connection with the acquisition of another business entity by the Company or a Subsidiary, whether by merger, purchase of all or substantially all of the assets of such entity or otherwise, (d) securities issued as a result of any split of, reclassification, subdivision of or other distribution pro rata with respect to, the equity securities of the Company, or (e) any equity securities issued in a Public Offering or pursuant to the Reorganization. Each holder of Class A Common Stock may elect to purchase (or to have its designated Affiliate that is also, or simultaneously with such purchase becomes, a holder of Class A Common Stock, purchase) all or any portion of such Stockholder's Pro Rata Share of the Preemptive Securities as specified in the Preemptive Offer at the price and on the terms specified therein by delivering written notice of such election to the Company as soon as practicable but in any event before the expiration of the Preemptive Offer Period. Any Preemptive Securities not elected to be purchased by the end of the Preemptive Offer Period will be reoffered for a five-day period by the Company on a pro rata basis to the holders of Class A Common Stock who have elected to purchase their full Pro Rata Share of the Preemptive Securities. In the event the holders of Class A Common Stock fail to exercise in full their preemptive rights as set forth above with respect to the Preemptive Securities, the Company shall have 60 days thereafter to sell such Preemptive Securities, at a cash or cash equivalent price that is not less than the price specified in the Preemptive Offer. In the event the Company has not sold the Preemptive Securities within such 60-day period, the Company shall not thereafter issue or sell any Preemptive Securities without first complying with the first offer rights set forth in this Section 3.2. Each Stockholder's "Pro Rata Share" of Preemptive Securities is the product of (x) the total number of Preemptive Securities and (y) a fraction, the numerator of which is the total number of shares or units of Class A Common Stock then owned by such Stockholder and the denominator of which is the total number of shares or units of Class A Common Stock then outstanding.

     3.3 BOARD COMPOSITION AND REPRESENTATION. (a) The number of directors comprising the Board will not exceed five. Subject to Section 3.3(b) and Section 3.3(c), the directors comprising the Board will consist of (i) two (or, in the circumstances described in Section 3.3(b), three) representatives designated by WLR (as long as WLR is the Majority Stockholder), one of whom will be the Chairman of the Board, (ii) one representative designated by Franklin (as long as Franklin is a Minority Stockholder), and (iii) (if Lear NAOC so elects) one representative designated by Lear NAOC (as long as Lear NAOC is a Minority Stockholder). The composition of the Board as of the Effective Date will be as specified on Schedule 2. Lear NAOC may elect to designate a


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director by providing written notice to the Company to that effect identifying its designee. Such designee shall become a director on the earlier to occur of
(i) the third Business Day after delivery of such notice and (ii) the day on which WLR designates its third director. Each Stockholder agrees to vote or cause its shares of Common Stock to be voted at any meeting of the Stockholders and any and all postponements and adjournments thereof or in any other circumstances in which a vote, consent or other approval (including by written consent) is sought to elect or remove the directors designated pursuant to this
Section 3.3 to serve on the Board and any other similar matter.

          (b) If and for so long as Lear NAOC exercises its right to designate a director, WLR shall be entitled to designate a total of three representatives to the Board pursuant to Section 3.3(a).

          (c) If WLR ceases to be the Majority Stockholder or Franklin or Lear NAOC ceases to be a Minority Stockholder, the director(s) that the Stockholder that is no longer the Majority Stockholder or a Minority Stockholder, as applicable, had been entitled to designate will be designated by a Class A Majority in Interest.

          (d) Directors may be removed at any time with or without cause. A director may only be removed by the affirmative vote of the Stockholder(s) entitled to designate such director. In the event that a vacancy in the Board is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any director, such vacancy may be filled only by the Stockholder(s) entitled to designate such director pursuant to this Section 3.3.

          (e) The composition of each Subsidiary Board for a wholly-owned Subsidiary that is incorporated or formed in the United States of America shall be the same as that of the Board.

          (f) Directors appointed to the Board will be compensated in accordance with the Bylaws.

          (g) The Company and the Stockholders will take all action necessary to cause the Subsidiaries of the Company to implement and not contradict the actions and resolutions of the Board.

          (h) If and for so long as Lear NAOC does not exercise its right to designate a Board director pursuant to Section 3.3(a), it will be entitled to designate one representative to attend meetings of the Board, any board of directors (or equivalent governing body) of any controlled Subsidiary (each, a "Subsidiary Board") or any committee thereof in a non-voting observer category (the "Observer"). The Observer will have no voting rights with respect to any decision of the Board, or any committee of the Board. The Company will provide written notice to the Observer of each meeting of the Board or Subsidiary Board or any committee thereof at the same time and in the same manner as notice is given to the members of the Board or Subsidiary Board and will furnish to the Observer copies of all written materials and other information


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(including copies of meeting minutes) at the same time as given to directors at, in advance of, or subsequent to such meetings. Lear NAOC's right to designate an Observer will terminate if it ceases to be a Minority Stockholder.

          (i) Lear NAOC and Franklin will each be entitled to designate one representative to attend meetings of any board of directors (or equivalent governing body) of any controlled foreign Subsidiary (each a "Foreign Subsidiary Board") or any committee thereof in a non-voting observer category (the "Foreign Subsidiary Observer"). The Foreign Subsidiary Observer will have no voting rights with respect to any decision of the Foreign Subsidiary Board or any committee of the Foreign Subsidiary Board. The Company will assure that there is provided to each Foreign Subsidiary Observer written notice of each meeting of the Foreign Subsidiary Board at the same time and in the same manner as notice is given to the members of the Foreign Subsidiary Board and will furnish to each Foreign Subsidiary Observer copies of all written materials and other information (including copies of meeting minutes) at the same time as given to directors at, in advance of, or subsequent to such meetings. Lear NAOC's right and Franklin's right to designate a Foreign Subsidiary Observer will terminate if it ceases to be a Minority Stockholder.

          (j) The Company shall pay all out-of-pocket expenses incurred by each director and any permitted Observer or Subsidiary Observer in connection with attending any meetings of the Board, any Subsidiary Board or any committee thereof. In the event that the Company pays any fee to a director for serving on the Board, any Subsidiary Board or any committee thereof, the Company shall pay to each director a fee in an amount equal to the amount paid to such other director. So long as any director appointed by WLR, Lear NAOC or Franklin serves on the Board and for three years thereafter, the Company shall maintain directors and officers indemnity insurance coverage reasonably satisfactory to such Stockholder and the Charter and Bylaws shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

     3.4 MANAGEMENT; OFFICERS. (a) The Board will be responsible for and will have authority to generally oversee the management of the Company. The current officers of the Company are specified on Schedule 2. Unless otherwise determined by the Board, the authority of the officers of the Company and the Subsidiaries will be as is customary for officers of a Delaware corporation, including, but not limited to, the right and obligation to manage all labor relations and personnel affairs of the Company in a manner consistent with the Company's status as a single employer separate and apart from any other entity, without limitation.

          (b) The Company will not take, and the Company will cause the Board and officers of each Subsidiary to not take, any of the following actions without the Required Board Approval:

               (i) incur debt for borrowed money in the aggregate in excess of $75.0 million;


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               (ii) create any employee option, incentive or similar plan pursuant to which Company equity securities may be issued ("Employee
     Plans");

               (iii) enter into any material contracts or arrangements outside the ordinary course of the Company's and the Subsidiaries' business, excluding any acquisition of any business by the Company or any Subsidiary, whether by merger, purchase of all or substantially all of the assets of such business or otherwise;

               (iv) consummate a Reorganization or a Public Offering;

               (v) enter into or modify any agreement or enter into any transaction between the Company or a Subsidiary and a Stockholder or any of its Affiliates other than in relation to any issuance of shares of Capital Stock at Fair Market Value that complies with Section 3.2;

               (vi) make any amendment to this Agreement or, except as contemplated in Section 6.1 in connection with a Reorganization, to the Company's Constituent Documents;

               (vii) enter into an agreement pursuant to which it will sell or otherwise transfer all or substantially all of the Company's and the Subsidiaries' assets, whether by sale or transfer of assets, sale of equity, merger or a transaction of a similar nature (a "Sale Transaction"); or

               (viii) approve the dissolution, winding-up, liquidation or bankruptcy of the Company or a material Subsidiary.

          (c) The Company will not take, and the Company will cause the Board and officers of each Subsidiary to not take, any of the following actions without the approval of each Minority Stockholder:

               (i) consummate a Sale Transaction in which all Stockholders holding the same class of Capital Stock do not receive the same consideration on the same terms, determined on the same basis;

               (ii) approve the dissolution, winding-up, liquidation or bankruptcy of the Company or a material Subsidiary;

               (iii) enter into or modify any agreement or enter into any transaction between the Company or a Subsidiary and a Stockholder or any of its Affiliates other than on arms length terms; provided, that with respect to any such transaction (or series of related transactions) that involves aggregate payments or other property with a fair market value in excess of $5 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary,


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     as the case may be, from a financial point of view, from an Arbiter experienced in the subject matter of such transaction or transactions; provided however, that if Lear NAOC ceases to be a Minority Stockholder, neither the Company nor a Subsidiary shall enter into or modify any agreement or enter into any transaction between the Company or a Subsidiary and a Stockholder or any of its Affiliates, without the approval of Franklin;

               (iv) launch or acquire a new line or lines of business which is or are (a) individually or in the aggregate reasonably likely to represent 20% or more of the Company's and Subsidiaries' consolidated annual sales in the twelve months following its launch or acquisition (as applicable), and
     (b) is significantly different from the business conducted by the Company and the Subsidiaries as of the Effective Date (after giving effect to the C&A Closing);

               (v) issue any shares of Capital Stock at less than Fair Market Value;

               (vi) issue any shares of Capital Stock other than Common Stock to any Stockholder or Affiliate of any Stockholder;

               (vii) consummate any recapitalization or reorganization of the Company's Capital Stock in which all Stockholders holding the same class of Capital Stock do not receive the same consideration, on the same terms, determined on the same basis;

               (viii) except as specifically provided for in this Agreement or the Charter or Bylaws, effect any redemption or repurchase of any Capital Stock or make or pay any dividends or other distributions other than on a pro rata basis as among Stockholders holding the same class of Capital Stock;

               (ix) make any amendment to this Agreement or, except as contemplated by Section 6.1 or Section 7.1(b) in connection with a Reorganization, to the Company's Constituent Documents; or

               (x) enter into any Change of Control or Restructuring transaction between the Company or a Subsidiary and a Stockholder or any of its Affiliates (other than the Company or a Subsidiary) other than on arms length terms, provided that any such transaction (or series of related transactions) shall be deemed to be on arms length terms if the Company, prior to the consummation thereof, obtains an opinion as to the appropriate value(s) to be ascribed to the elements of such transaction and a favorable opinion as to the fairness to each of the Stockholders, Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Arbiter experienced in the subject matter of such


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     transaction or transactions. The Company shall nominate a party to serve as the Arbiter and shall disclose to the Minority Stockholders all relationships between the Company or the Majority Stockholder and such nominee during the preceding three years in a written notice (the "Arbiter Notice"). No later than 15 days after a Minority Stockholder's receipt of the Arbiter Notice, such Minority Stockholder shall notify the Company in writing whether it consents to the use of such nominee, which consent shall not be unreasonably withheld. If a Minority Stockholder does not so notify the Company as to its consent within 15 days after its receipt of the Arbiter Notice, it will be deemed to have consented to the nominee set forth therein. If a Minority Stockholder does not consent to the use of such nominee, it shall provide the Company and the other Stockholders with a written statement of its reasons for such failure to consent and the Company shall then select another Arbiter and the parties shall comply with the foregoing provisions of this Section 3.4(c)(x) until such time as an Arbiter has been selected. Notwithstanding anything contained herein to the contrary or in the Act or in the DGCL, but subject to Section 3.4(d)(viii), if the Company complies with the provisions of this Section 3.4(c)(x), the Stockholders shall be foreclosed from alleging that the Company, any Stockholder or any officer or director of the Company has breached or violated any fiduciary duty owed by such Person to the Company or any Stockholder with respect to the valuation of the proposed transaction and waives any and all rights it or any of its Affiliates may have relating to the valuation of such transaction.

     (d) The Company will not take, and the Company will cause the Board and officers of each Subsidiary to not take, any of the following actions without the approval of a Class B Majority in Interest:

               (i) consummate a Sale Transaction in which all Stockholders holding the same class of Capital Stock do not receive the same consideration on the same terms, determined on the same basis;

               (ii) issue any shares of Capital Stock at less than Fair Market Value;

               (iii) issue any shares of Capital Stock other than Common Stock to any Stockholder or Affiliate of any Stockholder;

               (iv) consummate any recapitalization or reorganization of the Company's Capital Stock in which all Stockholders holding the same class of Capital Stock do not receive the same consideration, on the same terms, determined on the same basis;

               (v) except as specifically provided for in this Agreement or the Charter or Bylaws, effect any redemption or repurchase of any Capital Stock or make or pay any dividends or other distributions other than on a


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     pro rata basis as among Stockholders holding the same class of Capital
     Stock;

               (vi) except as contemplated by Section 7.1(b), make any amendment to, or waive any provision of, this Agreement that adversely and disproportionately affects the rights of the holders of Class B Common Stock;

               (vii) except as contemplated by 7.1(b), make any amendment to the Company's Constituent Documents that adversely and disproportionately affects the rights of the holders of Class B Common Stock; or

               (viii) enter into any Change of Control or Restructuring transaction between the Company or a Subsidiary and International Automotive Components Group, LLC or one of its subsidiaries other than on arms length terms, provided that any such transaction (or series of related transactions) shall be deemed to be on arms length terms if the Company, prior to the consummation thereof, obtains a favorable opinion as to the fairness of such transaction from one of the following three firms (or their successors): Houlihan Lokey Howard & Zukin, Morgan Stanley or Merrill Lynch. Notwithstanding anything contained herein to the contrary or in the Act or in the DGCL, if the Company complies with the provisions of this
     Section 3.4(d)(viii), the holders of the Class B Common Stock shall be foreclosed from alleging that the Company, any Stockholder or any officer or director of the Company has breached or violated any fiduciary duty owed by such Person to the Company or any Stockholder with respect to the valuation of the proposed transaction and waives any and all rights it or any of its Affiliates may have relating to the valuation of such transaction.

     (e) No vote or other action of the Stockholders is required to authorize the Company to take or refrain from taking any action, other than as provided for in Section 3.4.

     (f) For purposes of Sections 3.4(c)(i), (vii) and (viii), Sections 3.4(d)(i), (iv) and (v) and Section 4.4(b), the Class A Common Stock and the Class B Common Stock will be considered the same class of Capital Stock.

     3.5 COMPETITIVE ACTIVITIES. The Company Persons, directly or through Affiliated entities, are or may be engaged in businesses that may be competitive with the business of the Company or companies it owns or in which it invests. Nothing herein, in the Act, the DGCL, any Constituent Document or otherwise (collectively, the "Applicable Rules") will be deemed to restrict any Company Person from engaging in such other business activity (regardless of the effects thereof on the Company or companies it owns or in which it invests) and, notwithstanding any Applicable Rule to the contrary, in no event will any Company Person have any obligation to act or refrain


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from acting (including without limitation presenting any opportunity or other matter to the Company for it to consider or pursue or to maintain the confidentiality of, or not use, any confidential or proprietary information) by reason of any relationship with, or actual or alleged duty to, the Company, provided, however, that this Section 3.5 will not limit the scope or applicability of Section 6.5, or any other written contract between a Company Person and the Company or any other Company Person. The Company and the other Company Persons will have no rights by virtue of this Agreement in and to such independent ventures of any Company Person or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the Company's business, will not be deemed wrongful or improper. Each party hereto agrees that, in any such case, to the extent a court might otherwise hold that the conduct of such activity is a breach of any Applicable Rule, it has hereby irrevocably waived any and all rights of recovery it may otherwise have by reason thereof.

     3.6 MANAGEMENT OF WORKFORCE AND BUSINESS. From and after the Effective Date, and notwithstanding any other provision of this Agreement, the management and direction of the Company's and its Subsidiaries' workforce and business, and the terms and conditions thereof, including all wage and salary programs (including bonuses, and incentive compensation), medical and other benefit programs, other compensation and benefit programs and the establishment of procedures, policies and protocols for hiring, disciplining and firing employees and setting general employee standards shall be determined by the Board of Directors (as delegated to the officers of the Company and its Subsidiaries).

                                  IV. TRANSFERS

     4.1 TRANSFERS. (a) Except for Transfers that comply with this Article IV, without the Required Board Approval (which, for purposes of clarification, shall not in any event prejudice the rights of any Stockholder under Section 4.2 or 4.3), no Stockholder may Transfer all or any portion of such Stockholder's Capital Stock or Options or make or support an application being made for entry of a decree under Section 18-802 of the Act or enter into an agreement to do or permit any of the foregoing actions. Notwithstanding the foregoing, Lear NAOC shall be permitted to pledge its Capital Stock and the Lear Warrant as collateral to secure indebtedness to a bank or trustee incorporated and doing business in the United States having a combined capital and surplus of at least $1 billion upon 45 days prior written notice (a "Pledge Notice") to the Company, WLR (as long as WLR is a Majority Stockholder) and Franklin (as long as Franklin is a Minority Stockholder). In no event may a Stockholder Transfer Capital Stock or Options to any Person who, in the reasonable opinion of the Board, is engaged (whether directly or through Affiliated entities) in any material business that is competitive with the Business. The Board shall notify any Stockholder within 20 Business Days of receipt of notice of any proposed Transfer of Capital Stock or Options whether or not the Board, in its reasonable discretion, deems such Transfer to be a prohibited Transfer to a competitor in accordance with the foregoing sentence. Notwithstanding the foregoing, nothing in this Agreement shall restrict a Change in Control transaction with respect to Lear Corporation or any resulting Transfer as a result thereof. Any purported Transfer of a Stockholder's Capital Stock or Options which is in violation of this Agreement (a "Prohibited Transfer") shall be invalid and void, shall not bind the Company and shall have no effect whatsoever on the Company or its Stockholders. Any Stockholder which engages in any Prohibited Transfer shall be liable to the Company for all costs and expenses incurred by the Company as a result thereof or related thereto, including with respect to legal action required to enforce the terms of this Agreement.

          (b) Notwithstanding the foregoing, but subject to Section 4.1(e), the prohibitions in Section 4.1(a) shall not apply to: (i) the Transfer by any Stockholder of Capital Stock or Options to the Permitted Transferees of such Stockholder, and (ii) the Transfer by any Stockholder of Capital Stock or Options to a third party, provided that such Stockholder complies with Sections
4.2 and 4.3, if applicable.

          (c) Any Transfer of Capital Stock or Options which is not prohibited by Section 4.1(a) or 4.1(e) shall be effective only if (i) such Transfer is in compliance with all applicable federal, state and foreign securities laws and
(ii) the Transferee has agreed in writing to be bound by the terms and conditions of this Agreement.

          (d) If shares of Capital Stock or Options are certificated, each certificate representing the Capital Stock or Options shall be stamped or otherwise imprinted with a legend or legends customary in form reflecting the restrictions on transfer set forth in this Agreement and under applicable securities laws.

          (e) Notwithstanding anything to the contrary in this Agreement, in no event may a Transfer by any Stockholder be made if the Board concludes in good faith that such Transfer is reasonably likely to result in (i) the Company being in violation of any applicable law, (ii) the dissolution of the Company or (iii) the Company having more than 450 holders of record (as such concept is understood for purposes of Section 12(g) of the Securities Exchange Act of 1934, as amended from time to time, and any relevant rules promulgated thereunder) of any class of its Capital Stock. In making the determination whether a Transfer is reasonably likely to result in any of the foregoing, the Board, in its sole discretion, may require the assignee to furnish, at such assignee's expense, an opinion of counsel passing on this issue in a form reasonably acceptable to the Board, with such counsel to be reasonably acceptable to the Board.

     4.2 RIGHT OF FIRST REFUSAL. (a) Except as otherwise provided herein, if at any time any Stockholder proposes to Transfer any Capital Stock or Options in any manner to one or more third parties (other than to Permitted Transferees), then such Stockholder (the "Transferring Stockholder") shall give the holders of the Class A Common Stock (the "Offeree Stockholders") written notice of its intention to make the Transfer (the "Transfer Notice"), which Transfer Notice must include (i) a description and the number of shares of Capital Stock to be transferred and a description of the Options, if any, to be transferred and the number of shares of Capital Stock for which such Options are exercisable (collectively, "Offered Securities"), (ii) the identity of the prospective transferee(s) (the "Proposed Transferee"), (iii) the consideration, if any (the "Offered Price"), and the material terms and conditions upon which the proposed Transfer is to be made (the "Offered Terms"), and (iv) an offer to sell the Offered

Securities to the Offeree Stockholders at the Offered Price and on the Offered Terms. The Transfer Notice must certify that the Transferring Stockholder has received a bona fide offer from the Proposed Transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice must also include a copy of any written proposal, term sheet, or letter of intent or other agreement relating to the proposed Transfer. Upon the request of the Company or any Offeree Stockholder, the Transferring Stockholder shall promptly furnish to the Company or to such Offeree Stockholder such other information as may reasonably be requested to establish that the offer from the Proposed Transferee(s) is bona fide. If the Offered Price includes consideration other than cash or if there is no consideration, the cash-equivalent value of the non-cash consideration or the Fair Market Value of the Offered Securities, as the case may be, will be determined by the Board in good faith pursuant to the Required Board Approval.

          (b) Offeree Stockholders' Option. The Offeree Stockholders will have an option for a period of 20 Business Days from receipt of the Transfer Notice (the "Holder Option Period") to elect to purchase all (but not less than all) of such Offeree Stockholder's pro rata portion, calculated relative to the Capital Stock held by all Offeree Stockholders electing to purchase Offered Securities, at the same price and subject to the same material terms and conditions as described in the Transfer Notice (the "Holders' Purchase Option"). Each Offeree Stockholder may exercise the Holders' Purchase Option by so notifying the Transferring Stockholder in writing before expiration of the Holder Option Period. If one or more Offeree Stockholders gives the Transferring Stockholder notice that they desire to purchase Offered Securities, payment for such Offered Securities shall be in cash by certified check or wire transfer, against delivery of certificates representing such Offered Securities, at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than 30 Business Days after the Offeree Stockholders' receipt of the Transfer Notice. Any Offered Securities not elected to be purchased by the end of the Holder Option Period will be re-offered for a five-day period by the Transferring Stockholder to the Offeree Stockholders who have elected to purchase their full pro-rata portion of the Offered Securities; if such Offeree Stockholders collectively subscribe for more than the available Offered Securities, such Offered Securities will be allocated on a pro-rata basis.

          (c) Transferring Stockholder's Right to Transfer. If the Offeree Stockholders do not exercise the Holders' Purchase Option with respect to all of the Offered Securities, then all elections to purchase such Offered Securities shall be null and void and the Transferring Stockholder may Transfer the Offered Securities to the Proposed Transferee at the Offered Price or at a higher price as long as such Transfer is consummated within 75 days after the date of the Transfer Notice. If the Offered Shares are not transferred to the Proposed Transferee within such period, a new Transfer Notice must be given before the Transferring Stockholder may Transfer any Capital Stock or Options.

     4.3 TAG-ALONG RIGHTS. (a) If one or more Stockholders other than Lear NAOC ("Selling Stockholder") proposes to sell Capital Stock to a third party purchaser other than a Permitted Transferee (the "Prospective Purchaser") pursuant to a bona fide offer to purchase such Capital Stock (a "Qualified Offer") and, in the case where the Selling Stockholder is a holder of Class B Common Stock, the Capital Stock proposed to be sold represents 5% or more of the Capital Stock then outstanding (calculated on a fully diluted basis), such Selling Stockholders may engage in such transaction, subject to their prior compliance with Section 4.2, only if they assure that the other Stockholders or holders of Options ("Tag-Along Stockholders") also shall be afforded the right to sell a proportionate share of their Capital Stock or Options to the Prospective Purchaser simultaneously therewith on terms and conditions at least as favorable to the Selling Stockholders as the terms and conditions set out in the Qualified Offer. Upon receipt by one or more Selling Stockholders of a Qualified Offer, the Selling Stockholders shall notify the Tag-Along Stockholders in writing of such offer and its terms and conditions (the "Offer Notice"), which written notice shall include the name of the Prospective Purchaser and the consideration offered in connection therewith. In order to exercise their right to sell their Capital Stock or Options as set forth above, the Tag-Along Stockholders must provide written notice of such intention to the Selling Stockholders within 20 days after the date of their receipt of the Offer Notice. If the Tag-Along Stockholders do not provide such written notice within 20 days, the Selling Stockholders may sell their Capital Stock to the Prospective Purchaser on the terms of the Qualified Offer as long as such sale is consummated within 75 days after the date of the Offer Notice. If the Capital Stock is not transferred to the Prospective Purchaser within such period, a new Offer Notice must be given before the Selling Stockholders may sell any Capital Stock. Each participating Tag-Along Stockholder individually, not jointly and severally, shall make such Tag-Along Stockholder's proportionate share of any representations and warranties made in connection with any such Transfer. In no event shall any Tag-Along Stockholder be liable for indemnification or similar obligations in connection with such Transfer other than severally on a pro rata basis in an amount not greater than the proceeds actually received by such Tag-Along Stockholder in connection with such Transfer.

          (b) The co-sale rights provided to any Tag-Along Stockholder under
Section 4.3(a) shall be applicable to any direct or indirect sale (including by means of a merger, reorganization, or other similar transaction) of the Capital Stock of the Company held by a Stockholder, other than Lear NAOC, including any transfer (including by means of a merger, reorganization, or other similar transaction) of all or substantially all of the issued and outstanding capital stock, or its equivalent, of such Stockholder or its Affiliates to a third party; provided that Section 4.3(a) shall not apply to a Transfer of Capital Stock by a Stockholder that is an advisory client of Franklin or a limited partner or comparable passive investor in a fund or other investment vehicle included in the definition of "WLR" that receives capital stock pursuant to a normal course distribution (including a winding up) pursuant to the constituent documents of such fund or other investment vehicle.

     4.4 SALE OF THE COMPANY.

          (a) If the Board approves a Sale Transaction in accordance with
Section 3.4, each Stockholder will consent to such Sale Transaction and will vote all of its Capital Stock in favor of such Sale Transaction, if such vote is required under applicable law, and, if Capital Stock is to be transferred, will Transfer all of its Capital Stock and Options on, and subject to, the terms and conditions of such Sale Transaction. Subject to Section 4.4(b), each Stockholder agrees to (i) cooperate in any Sale Transaction as reasonably requested by the Board and (ii) execute and deliver all documents and instruments reasonably requested by the Board, in each case, as are required in order to effectuate such Sale Transaction.

          (b) The obligations of each Stockholder set forth in Section 4.4(a) in connection with a Sale Transaction are subject to the satisfaction of the following conditions: (i) upon the consummation of the Sale Transaction, each Stockholder of the same class shall receive or have the option to receive the same form of consideration and the same amount of per share consideration (with respect to any Options on an as converted or exercised basis); (ii) if any Stockholder is given an option as to the form and amount of consideration to be received, each Stockholder of the same class shall be given the same option; and
(iii) (in the case of Lear NAOC only) if the consideration to be received by the Stockholders for the Capital Stock or Options upon consummation of the Sale Transaction does not consist of cash or Marketable Securities any securities issued to Lear NAOC as consideration for the Sale Transaction will be subject to substantially similar liquidity protections (whether granted by the buyer or another party) as those set forth in this Agreement. Each Stockholder individually, not jointly or severally, shall make such Stockholder's proportionate share of any representations and warranties made in connection with any such Sale Transaction; provided, however, that while Lear NAOC may be required to provide its proportionate share of indemnification with respect to representations and warranties regarding the Company, in no event shall Lear NAOC be required to make any representations and warranties other than with respect to title to the Capital Stock or Options to be sold by Lear NAOC in connection with such Sale Transaction, its authority to enter into and perform its obligations in connection with such Sale Transaction, and the lack of any conflicts resulting from its execution, delivery and performance of the documents and transactions in connection with such Sale Transaction. In no event shall any Stockholder be liable for indemnification or similar obligations in connection with such Sale Transaction in an amount greater than the proceeds actually received by such Stockholder in connection with such Sale Transaction. Notwithstanding the above, the Board, if requested by Lear NAOC, shall use commercially reasonable efforts to obtain the agreement of the purchaser in a Sale Transaction to purchase the Lear Warrant (as adjusted to account for the exercise price thereof) without requiring the holder thereof to exercise the Lear Warrant in connection with such Sale Transaction.

     4.5 CALL OPTION. If Lear NAOC intends to make a Lear Demand Request, it will first notify the Company (whether before or after the date on which Lear NAOC has the right to exercise a Demand Registration Right) and will offer (and/or cause to be offered) to WLR (as long as WLR is a Majority Stockholder) and Franklin (as long as Franklin is a Minority Stockholder) (the "Optionholders") the option (the "Call Option") to acquire all (but not less than all) of the shares of Capital Stock and Options held by it (and its Permitted Transferees) at the Call Price by delivering written notice to that effect (a "Call Notice") to the Company, WLR and Franklin. The Call Option may be exercised by the Optionholders only in whole and not in part. The Optionholders may assign the Call Option to the Company, but only in whole and not in part.

          (a) Determination of Call Price. Upon delivery of a Call Notice to the Optionholders, the Optionholders and Lear NAOC shall endeavor in good faith to promptly determine the applicable Call Price. If the Optionholders and Lear NAOC cannot agree on the applicable Call Price within 10 days after the delivery of the Call Notice, as the case may be, they will, as soon as practicable, select an Arbiter to determine the applicable Call Price. If the Optionholders and Lear NAOC cannot agree on an Arbiter within 12 days after delivery of the Call Notice, the Optionholders and Lear NAOC shall each select an Arbiter and shall each instruct their respective Arbiters to select, within 15 days after delivery of the Call Notice, a third Arbiter to determine the Call Price. The Optionholders and Lear NAOC shall instruct the selected Arbiter to determine the Call Price within 30 days after delivery of the Call Notice. The determination of the Call Price by such selected Arbiter shall be final, binding and conclusive, absent manifest error; provided, that following the determination of the Call Price, Lear NAOC can withdraw its Lear Demand Request and the Call Option by written notice to the Optionholders within 10 days after the determination of the Call Price (a "Lear Demand Withdrawal"). Lear NAOC and the Company shall bear all fees, costs and expenses of the Arbiters engaged pursuant to this Section 4.5 in proportion to Lear NAOC's Percentage Interest relative to the Optionholders' aggregate Percentage Interest.

          (b) Exercise of Call Option. If after the Call Price is agreed or determined and absent a Lear Demand Withdrawal, an Optionholder wishes to exercise the Call Option, it will notify Lear NAOC of its intention to do so within 10 days of the Call Price being agreed or determined and will specify the number of shares of Capital Stock and/or Options it wishes to acquire. In the event of competition between the Optionholders, the number of shares of Capital Stock and/or Options to be acquired by them pursuant to the Call Option shall be calculated on a pro rata basis ("Proportionate Interests"), relative to the Capital Stock and/or Options held by all Optionholders wishing to exercise the Call Option ("Accepting Optionholders").

          (c) Closing of the Call Option. The closing of the Call Option pursuant to this Section 4.5 (a "Call Option Closing") shall occur on a Business Day specified by written notice from the Optionholder holding the greater Proportionate Interest to Lear NAOC no later than five Business Days prior to the proposed Call Option Closing. The Call Option Closing shall occur no later than 30 days after the final determination of the Call Price. At the Call Option Closing, the Accepting Optionholders shall pay, without condition, Lear NAOC the applicable Call Price by wire transfer in lawful money of the United States of America and in immediately available funds, and Lear NAOC shall deliver to the Accepting Optionholders an assignment of, and any certificates evidencing, the Capital Stock and Options being transferred to them respectively.

     4.6 REDEMPTION. Upon the occurrence of a Redemption Event in relation to any Stockholder (the "Affected Stockholder"), if the Board (excluding any director designated by the Affected Stockholder) so elects (by written notice (the "Redemption

Notice") to the Affected Stockholder within 30 days after the Company becomes aware of the Redemption Event), all of the shares of Capital Stock and Options owned by the Affected Stockholder and any Affiliate of the Affected Stockholder shall be deemed automatically redeemed by the Company for the Redemption Price without further action of the Affected Stockholder, subject to the right of Lear NAOC to withdraw its delivery of a Pledge Notice as set forth below; provided, that if the Board reasonably expects that a Bankruptcy Decision is likely to occur with respect to a Stockholder, the Board may elect prior to the occurrence of any such Bankruptcy Decision that the Company shall exercise the redemption right pursuant to this Section 4.6, effective automatically upon the occurrence of a Bankruptcy Decision. The Redemption Price of the Capital Stock and Options of any Affected Stockholder shall be determined as of the date of the Redemption Event, as follows. Upon delivery of the Redemption Notice to the Affected Stockholder, the Company and the Affected Stockholder shall endeavor in good faith to promptly determine the applicable Redemption Price. If the Company and the Affected Stockholder cannot agree on the applicable Redemption Price within 15 days after the delivery of the Redemption Notice, they will, as soon as practicable, select an Arbiter to determine the applicable Redemption Price. If the Company and the Affected Stockholder cannot agree on an Arbiter within 20 days after delivery of the Redemption Notice, the Company and the Affected Stockholder shall each select an Arbiter and shall each instruct their respective Arbiters to select, within 25 days after delivery of the Redemption Notice, a third Arbiter to determine the Redemption Price. The Company and the Affected Stockholder shall instruct the selected Arbiter to determine the Redemption Price within 50 days after delivery of the Redemption Notice. The determination of the Redemption Price by such selected Arbiter shall be final, binding and conclusive, absent manifest error. Lear NAOC shall have the right, exercisable within 10 days after determination of the Redemption Price, to withdraw its delivery of a Pledge Notice, in which event the Company shall not have the right to redeem Lear NAOC's Capital Stock and Options pursuant to this
Section 4.6. The Affected Stockholder shall bear a portion of the fees, costs and expenses of the Arbiters engaged pursuant to this Section 4.6 equal to such Affected Stockholder's Percentage Interest. The Company shall bear the balance of such fees, costs and expenses. Payment for such redemption shall be made no later than 45 days after the later of delivery of the Redemption Notice and the final determination of the applicable Redemption Price. Each director designated by the Affected Stockholder shall be excluded from any Board decisions (and from the definition of "Required Board Approval") in connection with this Section 4.6 and, if the Affected Stockholder is a Minority Stockholder, its approval pursuant to Section 3.4(c) shall not be required in connection with any Company action in connection with this Section 4.6.

                  V. TAX MATTERS; ALLOCATIONS AND DISTRIBUTIONS

     5.1 TAX CHARACTERIZATION. The Stockholders agree to a partnership characterization under section 301.7701-3 of the Regulations, and no election inconsistent with such treatment shall be made unless unanimously approved by the Board.

     5.2 TAX MATTERS MEMBER. WLR is designated as the tax matters partner of the Company pursuant to section 6231(a)(7) of the Code (the "Tax Matters Member") and must take such actions as are necessary to cause each other Stockholder to become a "notice partner" within the meaning of section 6223 of the Code. WLR may not take any action contemplated by sections 6223 through 6229 of the Code unless unanimously approved by the Board. Except as provided in Section 5.1 and in this Section 5.2, upon prior notice to Franklin and Lear NAOC, the Tax Matters Member is authorized to make all appropriate tax elections to be made by the Company. WLR may notify the Board that WLR no longer desires to serve as the Tax Matters Member; in such case, the Board will designate another Stockholder to serve as the Tax Matters Member.

     5.3 ALLOCATION OF PROFITS AND LOSSES. (a) Except as provided in Section 5.3(b) or 5.4, Profits and Losses will be allocated among the Stockholders in proportion to the number of shares of Common Stock held by each of them.

          (b) Allocations Related to Capital Events. Upon the occurrence of a Capital Event, all items of income, gain, loss and deduction that are attributable to such Capital Event will be allocated among the Stockholders in a manner such that the Adjusted Capital Account balance of each Stockholder, immediately after giving effect to such allocation and taking into account all distributions made, will be, as nearly as possible, equal to such Stockholder's Target Balance.

     5.4 SPECIAL ALLOCATIONS.

          (a) Notwithstanding any other provision of this Agreement, if there is a net decrease in Minimum Gain during any taxable year, each Stockholder shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in proportion to, and to the extent of, an amount equal to such Stockholder's share of the net decrease in Partnership Minimum Gain determined in accordance with Regulations Section 1.704-2(g)(2). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(j)(2)(i). This Section 5.4(a) is intended to comply with the minimum gain chargeback requirement in the Regulations and shall be interpreted consistently therewith

          (b) Nonrecourse deductions for any taxable year shall be allocated to the Stockholders in proportion to the number of shares of Common Stock held by each of them. For purposes of this Section 5.4(b), "nonrecourse deductions" shall have the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

          (c) Notwithstanding any other provision of this Agreement, if there is a net decrease in Stockholder Minimum Gain attributable to Stockholder Nonrecourse Debt during any taxable year, each Stockholder who has a share of the Stockholder Minimum Gain attributable to such Stockholder Nonrecourse Debt shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent Company taxable years) equal to such Stockholder's share of the net decrease in Stockholder Minimum Gain. The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(j)(2)(ii). Any Stockholder's share of the net decrease in Stockholder Minimum Gain shall be determined in accordance with Regulation Section 1.704-2(i)(5). This Section 5.4(c) is intended to comply with the partner minimum gain chargeback requirements in the Regulations and shall be interpreted consistently therewith.

          (d) Any Stockholder Nonrecourse Deductions for any taxable year shall be specially allocated to the Stockholder who bears the economic risk of loss with respect to the Stockholder Nonrecourse Debt to which such Stockholder nonrecourse deductions are attributable in accordance with Regulation Section 1.704-2(i). The amount of Stockholder Nonrecourse Deductions with respect to a Stockholder Nonrecourse Debt for a taxable year equals the excess, if any, of the net increase, if any, in the amount of Stockholder Minimum Gain attributable to such Stockholder Nonrecourse Debt during that Taxable year over the aggregate amount of any distributions during that taxable year to the Stockholder that bears the economic risk of loss for such Stockholder Nonrecourse Debt to the extent such distributions are from the proceeds of such Stockholder Nonrecourse Debt and are allocable to an increase in Stockholder Minimum Gain attributable to such Stockholder Nonrecourse Debt, determined in accordance with Regulation
Section 1.704-2(i)(1).

          (e) In the event any Stockholder unexpectedly receives any adjustment, allocation or distribution described in paragraphs (4), (5) or (6) of Regulation
Section 1.704-1(b)(2)(ii)(d), a pro rata portion of each item of Company income and gain shall be specially allocated to the Stockholder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of that Stockholder as quickly as possible. The items to be allocated will be determined in accordance with Regulations Section 1.704-1(b)(2)(ii)(d)(6). This Section 5.4(e) is intended to comply with Regulations Section 1.704-1(b)(2)(ii)(d) and will be applied and interpreted in accordance with such regulation; provided, that an allocation pursuant to this
Section 5.4(e) shall be made only if and to the extent that such Stockholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.4(e) were not in the Agreement.

          (f) In the event that any Stockholder has a deficit balance in its Adjusted Capital Account at the end of any taxable year, that Stockholder shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 5.4(f) shall be made only if and to the extent that such Stockholder would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Article V have been made as if Section 5.4(e) and this Section 5.4(f) were not in this Agreement.

          (g) No items of loss or deduction will be allocated to any Stockholder to the extent that any such allocation would cause the Stockholder to have (or increase the amount of) a Deficit balance in its Adjusted Capital Account at the end of any Company taxable year. All items of loss or deduction in excess of the limitation set forth in this Section 5.4(g) shall be allocated among such other Stockholders, which do not have a deficit balance in their Adjusted Capital Accounts, pro rata, in proportion to the number of shares of Common Stock held by each of them, until no Stockholder may be allocated any such items of loss or deduction without having or increasing such a deficit balance in its Adjusted Capital Account. Thereafter, any remaining items of loss or deduction shall be allocated to the Stockholders, pro rata, in proportion to the number of shares of Common Stock held by each of them.

          (h) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of that adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset), then that gain or loss shall be specially allocated to the Stockholders in the manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to that Regulation.

          (i) The allocations set forth in Section 5.4(a) through (h) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations Section 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Stockholders intend to divide Company distributions. Accordingly, the Board is authorized to divide allocations of Profits, Losses and other items among the Stockholders so as to prevent the Regulatory Allocations from distorting the manner in which Company distributions are required to be divided among the Stockholders pursuant to this Agreement. In general, the Stockholders anticipate that this will be accomplished by specially allocating Profits and Losses and items of income, gain, loss and deduction among the Stockholders so that the net amount of the Regulatory Allocations and such special allocations to each Stockholder is zero. The Board will have discretion to accomplish this result in any reasonable manner.

          (j) In the event that a guaranteed payment to a Stockholder is ultimately recharacterized as a distribution for federal income tax purposes (as the result of an audit of the Company's return or otherwise) and if such recharacterization has the effect of disallowing a deduction or reducing the adjusted basis of any asset of the Company, then an amount of Company gross income equal to such disallowance or reduction shall be allocated to the recipient of such payment. In the event that a distribution to a Stockholder is ultimately recharacterized as a guaranteed payment for federal income tax purposes (as a result of an audit of the Company's return or otherwise), and if any such recharacterization gives rise to a deduction, such deduction shall be allocated to the recipient of the distribution.

          (k) The expense for each tax paid or accrued by the Company shall be allocated to each Stockholder's Capital Account in proportion to the allocation among such Capital Accounts of the income to which such tax relates (in the manner contemplated by Regulations Section 1.704-1(b)(4)(viii) and the examples relating thereto). In so allocating expense for each tax paid or accrued by the Company, the Company will not take into account revaluation gains and losses, as described in paragraph (b) of the definition of "Book Value," in computing the total income, expenses, gains and losses allocated to each Capital Account.

     5.5 DISTRIBUTIONS. (a) The Board may approve the payment of Distributions to Stockholders from time to time, subject to Sections 3.4(c) and 3.4(d). Distributions may be authorized, declared and paid by the Board in any amount that it deems to be in the best interests of the Company and its Stockholders, provided, however, that the Board may not authorize the payment of any Distribution in any fiscal year that would be reasonably likely to result in the Company's (i) breach or violation of any ongoing contractual obligation of the Company or any of its Subsidiaries or (ii) violation of applicable law.

          (b) Subject to the limitations of Section 5.5(a), the Board will authorize, declare and pay quarterly Distributions to Stockholders in an amount at least equal to the estimated U.S. federal, state or local taxes such Stockholders will be required to pay by virtue of the allocation of Company taxable income to such Stockholders (the "Tax Distribution"). The amount of the Tax Distribution for each Stockholder for any fiscal period will be calculated by approximating each such Stockholder's or, in the case of a pass-through entity, its direct or indirect equity holders', tax liability in respect of taxable income allocated to it during the preceding quarter, and using the single highest effective tax rate determined by the Board in good faith for application to all Stockholders. Further, to the extent the Company is required by any federal, state or local law or regulation to withhold from, or pay income taxes with respect to, any distribution or allocation to any member, such amount of taxes withheld or paid shall be considered as a distribution to pay taxes under this Section 5.5. The amount of such taxes withheld or paid with respect to any Stockholder shall be applied against the amount of the distribution otherwise payable to the Stockholder under this Section 5.5. Any Tax Distribution made to a Stockholder will be treated as having been distributed under Section 5.5(c) or Section 5.5(d), as applicable, and thus will reduce, dollar for dollar, the distributions to which such Stockholder would otherwise be entitled pursuant to Section 5.5(c) or Section 5.5(d).

          (c) Subject to the limitations of Section 5.5(a), the Board may authorize, declare and pay Distributions to Stockholders in addition to those required pursuant to Section 5.5(b). Such distributions will be made to the Stockholders in proportion to the number of shares of Common Stock held by each of them.

          (d) Upon the liquidation of the Company, distributions of the assets of the Company to the Stockholders will be made in proportion to the number of shares of Common Stock held by each of them. It is intended that such distributions will result in the Stockholders receiving aggregate distributions equal to their respective positive Capital Account balances, after giving effect to all adjustments for the taxable year in which liquidation of the Company occurs. However, if the positive balances in the Capital Accounts of the Stockholders are not equal to the amounts to be distributed to each such Stockholder pursuant to this Section 5.5(d), constituent items of income, gain, loss and deduction will be reallocated among the Stockholders for the year of liquidation, to the extent permissible under Code Section 704(b) (and, if necessary and permissible under Code Section 704(b), for prior Company taxable years for which the deadline (determined without regard to extensions) for the filing of the Company's federal income tax return has not passed), so as to cause the balances in the Capital Accounts of the Stockholders to be in the amounts necessary to assure that such result is achieved.

     5.6 ALLOCATIONS AND DISTRIBUTIONS TO NEW STOCKHOLDERS. If shares of Common Stock are transferred or if additional shares of Common Stock are issued to a new Stockholder during any fiscal year, Profits and Losses for the fiscal year will be allocated to the new Stockholder in accordance with section 706(d) of the Code, using any conventions permitted by law and selected by the Stockholders. All Distributions on or before the date of a transfer will be made to the transferor, and all Distributions after the date of a transfer must be made to the transferee.

     5.7 CAPITAL ACCOUNTS. The Company will maintain an accounting record of each Stockholder's capital interest in the Company as determined under the rules set forth in Regulation Section 1.704-1(b) (a "Capital Account"). There shall be credited to each Stockholder's Capital Account (a) the amount of any contribution of cash by that Stockholder, (b) the Book Value of property contributed by that Stockholder, (c) that Stockholder's allocable share of Profits and any items in the nature of income or gain that are specially allocated to that Stockholder, and (d) the amount of any Company liabilities assumed by such Stockholder or which are secured by any property distributed to such Stockholder. There shall be debited against each Stockholder's Capital Account (i) the amount of all distributions of cash to that Stockholder unless a distribution to the Stockholder is a loan or is deemed a payment under Code
Section 707(c), (ii) the Book Value of property distributed to that Stockholder by the Company, (iii) that Stockholder's allocable share of Losses and any items in the nature of expenses or losses which are specially allocated to that Stockholder, and (iv) the amount of any liabilities of such Stockholder assumed by the Company or which are secured by any property contributed by such Stockholder to the Company. This definition of Capital Account and the other provisions herein relating to the maintenance of Capital Accounts are intended to comply with Regulation Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with those Regulation Sections. In the event the Board reasonably determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with that Regulation, the Board may make such modification, provided that such modifications are not reasonably expected to materially alter the amount and timing of distributions to the Stockholders pursuant to Section 5.5 hereof. The Board shall also make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulation Sections 1.704-1(b) and 1.704-2, provided that such modifications are not reasonably expected to materially alter the amount and timing of distributions to the Stockholders pursuant to Section
5.5 hereof.

     5.8 TAX ALLOCATIONS. (a) Any item of income, gain, deduction or loss (including creditable foreign tax expenditures) with respect to any property (other than money) that has been contributed by a Stockholder to the capital of the Company and which is required to be allocated to Stockholders for income tax purposes under section 704(c) of the Code so as to take into account the variation between the tax basis of such property and its Book Value at the time of its contribution, will be allocated to the Stockholders for income tax purposes using such method permitted under section 1.704-3 of the Regulations as the Company may select through unanimous consent of the Board. If the Capital Accounts are adjusted pursuant to section 1.704-1(b)(2)(iv)(f) or (g) of the Regulations with respect to a revaluation of any asset of the Company, subsequent allocations of income, gain, loss, and deduction, including depreciation or deductions for cost recovery with respect to such asset, will take account of any variation between the then existing adjusted basis of such asset for federal income tax purposes and the Book Value of such asset as required by section 1.704-1(b)(2)(iv)(g) of the Regulations. Notwithstanding the foregoing, if any Stockholder contributed property with an adjusted tax basis in excess of the initial Book Value for such property, the Company shall take into account such variation only in determining the amount of items allocated to the contributing Stockholder, and except as provided in Regulations, in determining the amount of items allocated to the noncontributing Stockholders, the tax basis of the contributed property in the hands of the Company shall be treated as being equal to its initial Book Value. Creditable foreign tax expenditures shall be allocated among the Stockholders for federal income tax purposes by taking into account such 704(c) built-in gain or loss as provided in Regulations Section 1.704-1(b)(4)(viii)).

          (b) Each Stockholder represents and warrants that by executing this Agreement or a joinder to this Agreement it is aware of the income tax consequences of allocations of profit and loss and hereby agrees to report its share of such profits and loss for income tax purposes in a manner consistent with such allocations.

     5.9 TAX WITHHOLDING. Each Stockholder agrees to allow the Company or the Tax Matters Member to make appropriate tax withholdings pursuant to section 1446 of the Code. Any federal tax obligation withheld on distributable net income by the Company or by the Tax Matters Member pursuant to section 1446 of the Code will be directly attributable to the Stockholder or Stockholders that are subject to such withholding in proportion to each Stockholder's share of distributable net income.

     5.10 SECTION 754 ELECTIONS. The Company shall be required to make a section 754 election upon proper notice and request of a transferee Stockholder and provide information to the Stockholders regarding the adjustment to the transferee.

     5.11 GRANT OF PROFITS INTEREST IN EXCHANGE FOR SERVICES. By executing this Agreement, the Stockholders and the Company agree that the Company and the Board are authorized and directed to take such actions (including the making of an appropriate tax elections) as may be required by any authority that may be issued in the future with respect to the taxation of "profits interests" transferred in connection with the performance of services to conform the tax consequences to any Stockholder that receives such "profits interest" as closely as possible to the consequences under Revenue Procedure 93-27 and Revenue Procedure 2001-43. The Company and each of its Stockholders (including the "profits interest" recipient Stockholder) agree to comply with all requirements imposed in respect of such actions and consents to the amendment of this Agreement to the extent such subsequent authority in order to permit the issuance of such "profits interests," provided that such amendment is not materially adverse to any Stockholder (other than due to a lower tax deduction to the Company).

     5.12 PREPARATION OF TAX RETURNS. The Company shall arrange for the preparation by the independent certified public accountants retained by the Company of, and the timely filing of all returns of the Company for federal, state, local and foreign tax purposes and shall cause to be furnished to the Stockholders, the tax information reasonably required for the Stockholders' federal, state, local and foreign tax reporting purposes (including but not limited to required U.S. reporting of foreign operations) on or before June 30th of each year in the U.S. The classification, realization and recognition of income, gain, losses and deductions and other items, for tax purposes, shall be on that method of accounting adopted by unanimous consent of the Stockholders.

     5.13 TAX CONTROVERSIES. The Tax Matters Member is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Tax Matters Member agrees to promptly provide to the other Stockholders copies of any correspondence or other documents received from or sent to any federal, state, local or foreign tax authorities relating to any examination of the Company's affairs. Each Stockholder, shall at its own expense, be permitted to attend and participate in any discussions, negotiations or proceedings in which the Tax Matters Member is involved on behalf of the Company.

     5.14 CAPITAL ACCOUNT DEFICIT RESTORATION. No Stockholder shall be obligated to restore after the liquidation of the Company any deficit in its Adjusted Capital Account balance, and no creditor of the Company shall have any right to enforce any obligation to restore any deficit Adjusted Capital Account balance of any Stockholder.

     5.15 TAX ELECTIONS AND OTHER TAX MATTERS. Unless otherwise specifically provided herein, all United States federal income tax elections applicable to the Company shall be made by the unanimous approval of the Board. In addition, if proposed Treasury Regulation Section 1.704-1(s) is finalized, or a similar regulation is promulgated, the Stockholders will cooperate in good faith to avoid the recognition by Lear NAOC of any taxable income or taxable gain in respect of Lear NAOC's exercise of the Lear Warrant.

     5.16 UBTI NOTICE. The Company shall provide written notice to all Stockholders at least five Business Days prior to the Company engaging in any activity or investment that the Company believes is reasonably likely to cause any Stockholder (or any partner or member of a Stockholder that is a flow-through entity for federal income tax purposes) to recognize gross income taken into account for purposes of calculating unrelated business taxable income as defined in Sections 512 or 514 of the Code.

     5.17 ECI NOTICE. The Company shall provide written notice to all Stockholders at least five Business Days prior to the Company engaging in any activity or investment that the Company believes is reasonably likely to cause any Stockholder (or any partner or member of a Stockholder that is a flow-through entity for federal income tax purposes) to recognize income: (A) that is effectively connected with the conduct of a "trade or business within the United States" within the meaning of Sections 871(a) or 882(a) of the Code or (B) as a result of a direct interest in U.S. real estate or any other interest which is or would be treated as a "United States real property interest" within the meaning of Section 897(c) of the Code.

                              VI. OTHER COVENANTS

     6.1 PUBLIC OFFERING. (a) Lear Demand Request. Provided that Lear NAOC has first complied with Section 4.5 and either the Call Option granted pursuant thereto has not been exercised or the Call Option has been exercised but the Call Option Closing has not occurred by the date that is 20 days after the final determination of the Call Price, Lear NAOC may exercise its demand registration rights set forth in the Registration Rights Agreement (a "Lear Demand Request"). Lear NAOC's right to make the Lear Demand Request will terminate upon Lear NAOC's transfer of any shares of Capital Stock or Options other than (i) in connection with a pledge (or exercise pursuant thereto) of all of the Capital Stock and Options owned by Lear NAOC permitted pursuant to Section 4.1(a), or
(ii) a Transfer in accordance with this Agreement.

          (b) Board Decision. Subject to Section 3.4(b), in the event that the Board determines pursuant to the Required Board Approval that it would be advisable to cause the equity of the Company or its business to be sold to the public in a Public Offering, it may invoke Section 6.1(c). By entering into the Agreement, the parties hereto agree to be bound by the terms and conditions of the Registration Rights Agreement.

          (c) Reorganization. If a Lear Demand Request is made or Section 6.1(b) is invoked, the Board shall seek to facilitate a Public Offering by: (i) interposing between the Company and one of more of the Subsidiaries a corporation that would be suitable for having its equity sold to the public in a Public Offering (a "Newco") or (ii) causing the Company to be reorganized (including by way of merger, conversion, recapitalization, asset and liability transfer, or equity exchange) into a Newco. The Board shall accomplish the foregoing (a "Reorganization") as promptly as practicable in such manner as it reasonably deems appropriate, efficient (including in terms of tax treatment) and in the best interests of each of the Stockholders, subject to the requirements of this Section 6.1. In connection with any Reorganization and any Public Offering, each share of Class A Common Stock and Class B Common Stock shall be converted into or exchanged for the same per share consideration. The organizational documents of Newco will be in such form as is approved by the Board, and each Stockholder agrees to vote its shares of Capital Stock and execute all documents and agreements as reasonably requested by the Board in furtherance of a Reorganization.

          (d) Consummation of the Reorganization. Upon the consummation of the Reorganization, each Stockholder will be entitled to cause the Company to redeem or exchange all (but not less than all) of its Capital Stock for the applicable pro rata portion of the Newco common stock held by the Company, with fractional shares of Newco common stock rounded or cashed out in an equitable manner, as determined by the Board in good faith.

     6.2 CONFIDENTIALITY. Any Stockholder receiving any Confidential Information related to the Company or its Subsidiaries or Affiliates agrees to keep such Confidential Information confidential and not disclose such Confidential Information to any third party without the prior written consent of the Company (in its sole discretion), provided that nothing in this Agreement will prevent such Stockholder from disclosing such Confidential Information (i) as required by law, regulation, other legal process or the rules of any national stock exchange applicable to such Stockholder or any of its Affiliates, (ii) to its limited partners or shareholders, representatives (including attorneys and accountants), agents and affiliates, provided such Persons agree to be bound by the provisions of this Section 6.2, (iii) as part of such Stockholder's normal reporting, rating or review procedures (including normal credit rating or pricing process) and (iv) in connection with the transfer or proposed transfer of Common Stock, if the transferee or proposed transferee agrees in an agreement that can be enforced by the Company to be bound by the provisions hereof.

     6.3 INFORMATION RIGHTS. (a) The Company will, and will cause each of its Subsidiaries, Affiliates, officers, directors, employees, auditors and agents, to afford each of WLR, Lear NAOC and Franklin (as long as it is a Majority or Minority Stockholder, as applicable) and its representatives and agents, upon reasonable notice, reasonable access during business hours to its officers, employees, auditors, agents, properties, offices and other facilities and to all books and financial and other records of the Company and the Subsidiaries.

          (b) The Company will furnish to each Stockholder the following:

               (i) within 30 days following the conclusion of each of the Company's first three fiscal quarters of each fiscal year, quarterly unaudited consolidated financial statements of the Company and the Subsidiaries; and

               (ii) within 60 days following the conclusion of the Company's fiscal year, annual audited consolidated GAAP financial statements of the Company and the Subsidiaries audited by the Company's independent accountants.

          (c) The Company will also furnish to each holder of Class A Common Stock the following:

               (i) within 15 days following the conclusion of each month, unaudited consolidated financial statements of the Company and the Subsidiaries for such month;

               (ii) within 15 days following the conclusion of each of the Company's first three fiscal quarters of each fiscal year, quarterly U.S. GAAP tax accrual workpapers prepared in accordance with SFAS 109, Accounting for Income Taxes; and

               (iii) within 30 days following the conclusion of the Company's fiscal year, annual U.S. GAAP tax accrual workpapers prepared in accordance with SFAS 109, Accounting for Income Taxes.

     6.4 WLR ADVISORY FEE. For as long as WLR is the Majority Stockholder, WL Ross & Co. LLC shall be entitled to the following advisory fees: (a) in the case of a cash capital contribution by Franklin or Lear NAOC to the Company or a Subsidiary, Franklin or Lear NAOC, as the case may be, will pay WL Ross & Co. LLC an advisory fee equal to 1.5% of such cash capital contribution; and (b) in the case of a cash capital contribution to the Company or a Subsidiary from a Person other than WLR, Franklin or Lear NAOC, such Person will be required to pay WL Ross & Co. LLC an advisory fee equal to 4.0% of such cash capital contribution; provided, however, that such advisory fee shall be waived for the contributions made by the holders of the Class B Common Stock on the Effective Date. The advisory fee shall be payable in cash contemporaneously with, and as a condition to, the capital contribution on which it is based. For the avoidance of doubt, the parties acknowledge and agree that WL Ross & Co. LLC shall not be entitled pursuant to this Section 6.4 to any advisory fee in connection with a Transfer of Capital Stock by a Stockholder or in connection with a Public Offering.

     6.5 NONCOMPETITION. (a) Each of WLR and Franklin, each on behalf of itself and its Affiliates, and Lear NAOC, on behalf of itself and Lear Corporation and its Subsidiaries, agrees that, as long as it is a Stockholder and, in the case of Lear NAOC and WLR, for a period of one year thereafter (the "Non-Compete Period"), it will not at any time without the prior written consent of the Company, directly or indirectly, in any state, territory or possession of the United States of America, the United Mexican States or Canada in which the Business has material operations as of the Effective Date (the "Territory") form, acquire, finance, own an interest in, operate or control an enterprise which is directly competitive with the Business (a "Competing Business"). Nothing herein shall prohibit any Stockholder from (x) being a passive owner, directly or indirectly, of not more than 20% of the outstanding equity, or instruments convertible into 20% of the outstanding equity, of any Person that is a Competing Business which is publicly traded, so long as it does not have an active participation in the business of such Persons, or (y) managing investments in Competing Businesses for the account of Persons who are not Affiliates. Notwithstanding anything to the contrary in this Agreement, with respect to Lear NAOC the restrictions in this Section 6.5 shall terminate upon a Change in Control with respect to Lear NAOC or on the first anniversary of Lear NAOC's ceasing to be a Minority Stockholder; provided, that in the case of a Change in Control with respect to Lear NAOC, Lear NAOC or its successor shall (a) cause its Board designees (as designated pursuant to Section 3.3(a) herein) and Observers to immediately resign from the Board and each Subsidiary Board, (b) cease to have any right to appoint any individual to fill such vacancies, (c) retain in strict confidence any Confidential Information that it has obtained as a member of the Board or any Subsidiary Board, as the case may be, and shall not use for any purpose whatsoever, or divulge, disseminate or disclose to any third party or Person involved in a Competing Business, any such Confidential Information, it being understood that the exceptions in clauses (ii)-(iv) of Section 6.2 shall no longer apply to Lear NAOC or its successor, and (d) no longer be entitled to receive any Confidential Information. Notwithstanding anything to the contrary in this Agreement, Lear NAOC shall be entitled to: (i) engage in sequencing activities in relation to a Competing Business, (ii) to generate annual gross revenues of up to $200,000,000 attributable to a Competing Business (as determined without regard to sequencing revenues), if such revenues are attributable to ancillary activities of Lear NAOC relating to Lear NAOC's core business operations, provided, that Lear NAOC shall first provide the Company the opportunity to bid for such ancillary activities and will award such activities to the Company if its bid is more competitive than the terms on which Lear NAOC is willing to provide such activities, and (iii) engage in activities related to the development, manufacture and/or sale of automotive seats or seat components, electrical distribution systems or components, or electronic systems or components. In addition, notwithstanding the above, in the event Lear NAOC directly or indirectly acquires all of or any portion of any Person, whether by merger, consolidation, purchase of assets or otherwise, this Section 6.5 shall not apply with respect to the continued operation of the business of such Person if (i) such Person, at the time of the acquisition, has annual gross revenue from a Competing Business equal to or less than $100,000,000, or (ii) such Person, at the time of the acquisition, has annual gross revenue from a Competing Business greater than $100,000,000 and, in the case of clause (ii), Lear NAOC disposes of such Competing Business to a third party purchaser within 15 months after the acquisition thereof; provided that in each case Lear NAOC does not provide Confidential Information to any Person involved in such Competing Business.

          (b) The Stockholders subject to this Section 6.5 agree that the covenants set forth in this Section 6.5 are reasonable in temporal and geographical scope and in all other respects.

          (c) The Company and the Stockholders subject to this Section 6.5 intend that the covenants of this Section 6.5 shall be deemed to be a series of separate covenants, one for each county or province of each and every state, territory or jurisdiction of each country within the Territory and one for each month of the Non-Compete Period.

          (d) If, at the time of enforcement of this Section 6.5, a court shall hold that the duration or scope stated herein is unreasonable under circumstances then existing, the Company and the Stockholders subject to this
Section 6.5 agree that the maximum duration or scope under such circumstances shall be substituted for the stated duration or scope and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period and scope permitted by law.

          (e) Each of the Minority Stockholders shall have the right to seek to enforce the terms of this Section 6.5 against any of the other Stockholders subject to this Section 6.5.

          (f) Each Stockholder subject to this Section 6.5 recognizes and affirms that in the event of its breach of any provision of this Section 6.5, money damages would be inadequate and the Company would not have an adequate remedy at law. Accordingly, each Stockholder subject to this Section 6.5 agrees that in the event of a breach or a threatened breach by any Stockholder subject to this Section 6.5 of any of the provisions of this Section 6.5, the Company and the other Stockholders subject to this Section 6.5, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

          (g) For purposes of this Section 6.5, "Stockholder," "WLR" and "Franklin" shall mean, with respect to WLR and Franklin, WLR and Franklin and each of their Affiliates, and "Stockholder" and "Lear NAOC" shall mean, with respect to Lear NAOC, Lear NAOC and Lear Corporation and its Subsidiaries.

                                  VII. GENERAL

     7.1 WAIVERS AND CONSENTS; AMENDMENTS. (a) No course of dealing and no delay in exercising any rights hereunder will operate as a waiver of the rights hereof. No provision hereof may be waived other than by a written instrument signed by the party or parties waiving such provision. The Company shall not waive any provision of this Agreement without the consent of each of the Minority Stockholders. Subject to Section 3.4(d)(vi), except as provided in
Section 7.1(b), this Agreement may only be amended by the Required Board Approval and the consent of each of the Minority Stockholders, provided, that no amendment shall (i) change the limitation on liability of the Stockholders or the Stockholders' right to distributions on a pro rata basis in each case without the written consent of each affected Stockholder or (ii) adversely affect any holder of Class A Common Stock without the written consent of the Stockholder so adversely affected.

          (b) The Stockholders hereby specifically consent to the amendment of this Agreement from time to time in such manner as is determined by counsel for the Company to be necessary upon publication of final regulations in the federal Register (or other official pronouncement), to provide for (A) the election of a safe harbor under proposed Treasury Regulations Section 1.83-3(l) (or any similar provision) under which the fair market value of Capital Stock that is transferred in connection with the performance of services is treated as being equal to the liquidation value of that interest, (B) an agreement by the Company and all of its Stockholders to comply with all the requirements set forth in such proposed Treasury Regulations and Notice 2005-43 (and any other guidance provided by the Internal Revenue Service with respect to such election) with respect to all Common Stock transferred in connection with the performance of services while the election remains effective, and (C) any other related amendments.

     7.2 GOVERNING LAW. This Agreement will be deemed to be a contract made under, and will be construed in accordance with, the laws of the State of Delaware without giving effect to conflict of laws principles thereof.

     7.3 NOTICES AND DEMANDS. Any notice or demand which is required or permitted to be given under this Agreement must be given, and will be deemed to have been sufficiently given for all purposes of this Agreement, on the date delivered by hand or distributed by fax or e-mail prior to 5:00 p.m., Eastern Standard Time (otherwise, such notice will be deemed received on the next succeeding business day in the place of receipt), or the next business day after being sent by overnight delivery by a reputable overnight courier service providing receipt of delivery, to the addresses of the Stockholders set forth on
Schedule 1.

     7.4 REMEDIES; SEVERABILITY. It is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is deemed prohibited or invalid under such applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity will not invalidate the remainder of such provision or the other provisions of this Agreement.

     7.5 INTEGRATION. This Agreement, including any exhibits or schedules referred to herein or attached hereto (each of which is a part of this Agreement), constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     7.6 BINDING AGREEMENT. This Agreement will be binding upon and enforceable by, and will inure to the benefit of, the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns, and no others. Nothing in this Agreement will give any other Person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement. The rights and obligations under this Agreement are evidenced by the ownership of the Capital Stock and Options. Notwithstanding the foregoing, the rights of the Majority Stockholder and the Minority Stockholders in their capacities as such (i.e., in contrast to the rights of Stockholders generally) may only be transferred by WLR, Franklin and Lear NAOC in connection with a Transfer of Capital Stock and Options to their Permitted Transferees.


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

     7.7 TERMINATION. (a) This Agreement will terminate automatically on the earlier of:

               (i) the written agreement of each of the holders of the Class A Common Stock and a Class B Majority in Interest; or

               (ii) the consummation of an initial Public Offering.

     7.8 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts (including facsimile copies), any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement.

     7.9 JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the New York state court located in the Borough of Manhattan, City of New York or the United States District for the Southern District of New York (as applicable, the "New York Court"), and any appellate court from any such court, in any proceeding arising out of or relating to any Constituent Document, or for recognition or enforcement of any judgment resulting from any such proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the New York Court.

          (b) It will be a condition precedent to each party's right to bring any such proceeding that such proceeding, in the first instance, be brought in the New York Court (unless such proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such proceeding may be brought in any other court with jurisdiction; provided that the foregoing will not apply to any proceeding by a party seeking indemnification or contribution pursuant to any Constituent Document or otherwise in respect of a proceeding against such party by a third party if such proceeding by such party seeking indemnification or contribution is brought in the same court as the proceeding against such party.

          (c) No party may move to (i) transfer any such proceeding from the New York Court to another jurisdiction, (ii) consolidate any such proceeding brought in the New York Court with a proceeding in another jurisdiction, or (iii) dismiss any such proceeding brought in the New York Court for the purpose of bringing the same in another jurisdiction.

          (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any proceeding arising out of or relating to the Constituent Documents in the New York Court, (ii) the defense of an inconvenient forum to the maintenance of such proceeding in any such court, and (iii) the right to object, with respect to such proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

     7.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     7.11 NO STRICT CONSTRUCTION. The parties have participated jointly in the preparation of the Constituent Documents. In the event an ambiguity or question of intent or interpretation arises, any provision contained in the Constituent Documents will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of the Constituent Documents.

     7.12 CERTAIN OTHER INTERPRETIVE MATTERS. (a) Titles and headings to Sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          (b) Unless the context otherwise requires, (i) all references to articles, sections or schedules are to articles, sections or schedules of this Agreement, (ii) the words "include", "includes", and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of similar import, (iii) each term defined in this Agreement has the meaning assigned to it, and (iv) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with U.S. GAAP. All references to "$" or dollar amounts are references to lawful currency of the United States of America.

     7.13 EXPENSES. All Reimbursable Expenses incurred by WLR, Franklin and Lear NAOC will be paid or reimbursed by the Company. The Company will pay and be responsible for all expenses and fees relating to its formation.

     7.14 DEFINITIONS. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

          "Accepting Optionholders" has the meaning set forth in Section 4.5.

          "Adjusted Capital Account" means, with respect to any Stockholder, such Stockholder's Capital Account increased by the sum of (i) such Stockholder's share of "partnership minimum gain" within the meaning of section 1.704-2(d) of the Regulations and (ii) such Stockholder's share of "partner nonrecourse debt minimum gain" within the meaning of section 1.704-2(i) of the Regulations.

          "Affected Stockholder" has the meaning set forth in Section 4.6.

          "Affiliate" of a Person means any Person or entity which directly or indirectly controls, is controlled by, or is under common control with (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) such Person or entity.

          "Arbiter" means a reputable investment banking or accounting firm nationally recognized in the United States with no material relationship to the Company or any of WLR, Franklin or Lear NAOC.

          "Asset Sale" means the sale or other disposition of all or a substantial portion of the assets of the Company, as determined by the Board in good faith.

          "Bankruptcy Decision" means, with respect to any Person, any of the following actions: (a) filing any voluntary petition in bankruptcy on behalf of such Person, (b) consenting to the filing of any involuntary petition in bankruptcy against such Person, (c) filing any petition seeking, or consenting to, reorganization or relief under any applicable federal, state or foreign law relating to bankruptcy or insolvency, on behalf of such Person, (d) consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of the property of such Person, or (e) making any assignment for the benefit of creditors on behalf of such Person.

          "Board" means the Company's Board of Directors.

          "Book Value" means with respect to any Company asset, the asset's adjusted tax basis, except as follows:

     (a) the initial Book Value of any asset contributed by a Stockholder to the Company shall be the gross Fair Market Value of that asset;

     (b) the Book Value of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the date upon which any of the following occurs: (i) the acquisition of an additional interest in the Company after the Effective Date by any new or existing Stockholder, in exchange for more than a de minimis Capital Contribution or the distribution by the Company to a Stockholder of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Board reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Stockholders of the Company; (ii) the liquidation of the Company within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g); and (iii) the grant of an interest in the Company as consideration for the provision of services to or for the benefit to the Company;

     (c) the Book Value of any Company asset distributed to any Stockholder shall be the gross Fair Market Value of that asset on the date of distribution; and

     (d) if an election under Code Section 754 has been made, the Book Value of Company assets shall be increased (or decreased ) to reflect any adjustments to the adjusted basis of the assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that those adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and Section 5.4(h) hereof; provided, however, that Book Value shall not be adjusted pursuant to this subsection (d) to the extent that the Board reasonably determines that an adjustment pursuant to subsection (b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

If the Book Value of an asset has been determined or adjusted hereby, that Book Value shall thereafter be determined by taking into account all adjustments for depreciation, if any, taken with respect to that asset for purposes of computing Profits and Losses.

          "Business" means (a) the business and operations comprising the Lear North American ISD Business as of the date of the Lear Acquisition Agreement (consisting of instrument panels, headliners, cockpits, flooring, acoustics, door panels, blow molding and other miscellaneous automotive plastic parts), excluding the existing joint ventures of Lear NAOC or its Affiliates, being the Amtex, Reyes and CLA joint ventures, and (b) the business and operations of the C&A North American GST Business as of the Effective Date.

          "Business Day" means a day that is not a Saturday, Sunday or day on which commercial banking institutions located in New York City are authorized or required to close.

          "Bylaws" means the Company's bylaws, attached as Annex B.

          "C&A" means Collins & Aikman Corporation, a Delaware corporation.

          "C&A Acquisition Agreement" means that certain Asset Purchase Agreement dated as of April 20, 2007, among International Automotive Components Group North America, Inc. and C&A and certain of C&A's subsidiaries, as amended.

          "C&A Closing" means the Closing as defined in the C&A Acquisition Agreement.

          "C&A North American GST Business" means the "Carpet & Acoustics" business as conducted by C&A and the other "Sellers" under the C&A Acquisition Agreement as of the Effective Date, consisting of the manufacture of a variety of automotive flooring and acoustics products, consisting of molded, non-woven and tufted carpet, accessory mats, alternative molded flooring, absorbing materials, damping materials, engine compartment noise vibration and harshness systems and interior insulators.

          "Call Notice" has the meaning set forth in Section 4.5.

          "Call Option" has the meaning set forth in Section 4.5.

          "Call Option Closing" has the meaning set forth in Section 4.5.

          "Call Price" means the fair market value of the Capital Stock subject to the Call Option determined based on the equity value of the Company and its Subsidiaries as a whole multiplied by the Percentage Interest represented by such Capital Stock after application of any reasonably relevant discounts, for minority ownership status or the like, but not for liquidity, all as agreed or determined in accordance with Section 4.5. The Call Price for an Option will equal the Call Price for the Capital Stock for which such Option is exercisable less the applicable exercise price.

          "Capital Account" means the capital account maintained for each Stockholder pursuant to Section 5.7.

          "Capital Contributions" means, with respect to any Stockholder, the amount of money and the initial Book Value of any property (other than money), net of the amount of any debt to which such property is subject, contributed to the Company with respect to the Common Stock in the Company held by such Stockholder. The principal amount of a promissory note which is not readily tradable on an established securities market and which is contributed to the Company by the maker of the note shall not be included in the Capital Account of any Person until the Company makes a taxable disposition of the note or until (and to the extent) such Stockholder makes principal payments on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2).

          "Capital Event" means (i) an Asset Sale, or (ii) the liquidation of the Company, including, without limitation, a liquidation pursuant to an initial Public Offering.

          "Capital Stock" includes all equity interests of the Company or any Subsidiary, including common stock, preferred stock, membership interests and all other equity interests of any kind.

          "Change in Control" means, with respect to any Person, the occurrence of any of the following events: (i) any Person becomes the beneficial owner (as defined in Rules 13d 3 and 13d 5 of the Securities Exchange Act of 1934) of securities of such Person representing more than 40% of the total voting power of such Person's outstanding securities determined on a fully diluted basis;
(ii) any transaction (including, without limitation, any merger or consolidation) involving such Person after the consummation of which the holders of such Person's equity securities immediately prior to such consummation will not own a majority of the outstanding equity interest and voting power of the surviving corporation immediately after such consummation; or (iii) the sale of a majority of such Person's assets. For the avoidance of doubt, a Change in Control with respect to Lear Corporation shall be considered a Change in Control with respect to Lear NAOC.

          "Charter" means the Company's charter, attached hereto as Annex A.

          "Class A Common Stock" means Common Stock designated in the Company's Constituent Documents as Class A Common Stock.

          "Class A Majority in Interest" means the affirmative vote of Stockholders that hold more than 50% of the Class A Common Stock outstanding as of the record date for such vote.

          "Class B Common Stock" means Common Stock designated in the Company's Constituent Documents as Class B Common Stock.

          "Class B Majority in Interest" means the affirmative vote of Stockholders that hold more than 50% of the Class B Common Stock outstanding as of the record date for such vote.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any corresponding provisions of any succeeding law.

          "Common Stock" means Capital Stock issued pursuant to the Company's Constituent Documents that is designated therein as "common stock."

          "Confidential Information" means all intellectual property, documents, financial statements, records, business plans, reports and other information (whether written or oral) of whatever kind or nature, which has value to the Company or the Subsidiaries, or which is treated by the Company or a Subsidiary as confidential and regardless of whether such information is marked "confidential", except such information that (i) is or becomes generally available to the public through no action of the party (including its limited partners, representatives, agents and affiliates) to which such information was furnished, (ii) becomes available to the receiving party from a Person who is not, to the receiving party's knowledge, subject to any legally binding obligation to keep such information confidential, (iii) is in the possession of the receiving party prior to receipt from the Company or (iv) is developed independently by the receiving party.

          "Constituent Documents" of an entity means the entity's certificate of incorporation or formation, operating agreement, charter, bylaws and other documents pursuant to which the entity was legally formed and, as applied to the Company, this Agreement, the Charter and Bylaws.

          "Demand Registration" means a Demand Registration pursuant to Section
1.1 of the Registration Rights Agreement.

          "Distribution" means a transfer of cash or property to a Stockholder on account of Capital Stock. All amounts required to be withheld pursuant to Code section 1446 or any other provision of federal, state or local tax law are treated as Distributions to the Stockholders subject to such requirement.

          "Fair Market Value" means the fair market value as determined in good faith by the Board pursuant to the Required Board Approval.

          "Foreign Subsidiary Board" has the meaning set forth in Section 3.3.

          "Foreign Subsidiary Observer" has the meaning set forth in Section
3.3.

          "Franklin" means the Stockholders identified under the name "Franklin" on Schedule 1, together with any of their Affiliates holding Capital Stock or Options.

          "Lear Acquisition Agreement" means that certain Asset Purchase Agreement dated as of November 30, 2006, among Lear Corporation, the Company, International Automotive Components Group North America, Inc., WLR and Franklin, as amended.

          "Lear Demand Request" has the meaning set forth in Section 6.1.

          "Lear ISD Closing" means the Closing as defined in the Lear Acquisition Agreement.

          "Lear NAOC" means Lear North Atlantic Operations Corporation and the Stockholders identified under the name "Lear NAOC" on Schedule 1, together with any of their Affiliates holding Capital Stock or Options.

          "Lear North America ISD Business" shall mean the Business (as defined in the Lear Acquisition Agreement).

          "Lear Warrant" means the warrant dated March 31, 2007 to acquire Common Stock issued to Lear NAOC by the Company.

          "Marketable Securities" means securities (i) which are of a class: (a) of securities issued or fully guaranteed by the United States of America or any agency thereof and entitled to the full faith and credit of the United States of America, for which price quotations are routinely quoted and for which there is a ready liquid market; or (b) both (I) registered pursuant to either section 12(b) or section 12(g) of the Securities Exchange Act of 1934, as amended, and
(II) either listed on a national securities exchange or on the Nasdaq Stock Market; and (ii) which may be resold immediately in the public markets without requirement of further registration under the Securities Act or which include contractual rights that could result in the registration of such securities under the Securities Act within six months of the date of acquisition of such securities.

          "Minimum Gain" shall have the meaning set forth in Regulation Section 1.704-2(d).

          "Observer" has the meaning set forth in Section 3.3(h).

          "Options" means a security convertible into, exercisable for or exchangeable for Capital Stock or any other right or option to acquire Capital Stock, including, without limitation, the Lear Warrant.

          "Optionholders" has the meaning set forth in Section 4.5.

          "Percentage Interest" means, with respect to a given Stockholder or shares of Capital Stock, the percent derived by dividing the number of shares of Capital Stock held by such Stockholder by the number of shares of Capital Stock then issued and outstanding.

          "Permitted Transferee" of a specified Person shall mean (a) in the case of any holder of Class A Common Stock, (i) any Affiliate of such Person (and/or, in the case of Franklin, any advisory client of Franklin Mutual Advisers, LLC), or in the case of WLR, any limited partner or comparable passive investor in a fund or other investment vehicle included in the definition of "WLR" that receives Capital Stock or Options pursuant to a normal course distribution (including a winding up) pursuant to the constituent documents of such fund or other investment vehicle; provided that, in any such case, such transferee is not engaged directly or indirectly in a business that competes with the Business, or (ii) any direct or indirect acquiror of such Person in connection with a Change in Control and (b) in the case of any holder of Class B Common Stock, (i) any other holder of Class B Common Stock, (ii) any Affiliate of such Person, or (iii) any direct or indirect acquiror of such Person in connection with a Change in Control.

          "Person" means an individual, corporation, partnership, limited liability company, association, trust or any unincorporated organization.

          "Pledge Notice" has the meaning set forth in Section 4.1.

          "Profits" and "Losses" for any period means the taxable income or loss of the Company for such period, as determined for federal income tax purposes, adjusted as follows:

          (a) Items that are required by Section 703(a)(i) of the Code to be separately stated shall be included;

          (b) Tax-exempt income as described in section 705(a)(1)(B) of the Code realized by the Company during such fiscal year are taken into account as if it was not tax exempt;

          (c) Expenditures of the Company described in section 705(a)(2)(B) of the Code for such year, including items treated under section
1.704-1(b)(2)(iv)(i) of the Regulations as items described in section 705(a)(2)(B) of the Code, are taken into account as if they were deductible items;

          (d) With respect to property (other than money) which has been contributed to the capital of the Company, Profit and Loss are computed in accordance with the provisions of section 1.704-1(b)(2)(iv)(g) of the Regulations by computing depreciation, amortization, gain or loss based upon the Fair Market Value of such property on the books of the Company;

          (e) With respect to any property of the Company which has been revalued as required or permitted by the Regulations under section 704(b) of the Code,

Profit or Loss are determined based upon the Fair Market Value of such property as determined in such revaluation;

          (f) The difference between the Book Value and the Fair Market Value of any asset of the Company are treated as gain or loss from the disposition of such asset in the event that any revaluation of assets occur pursuant to section 1.704-1(b)(2)(iv)(e) or (f), including whenever, any new or existing Stockholder acquires an additional interest in the Company in exchange for a non-de minimis contribution to the capital of the Company; or such asset of the Company is distributed to a Stockholder or a distribution is made to a Stockholder as consideration for a reduction of such Stockholder's interest in the Company or in liquidation of such interest as defined in section 1.704-1(b)(2)(ii)(g) of the Regulations; and

          (g) Interest paid on loans made to the Company by a Stockholder and fees and other compensation paid to any Stockholder are deducted in computing Profit and Loss.

          "Proportionate Interests" has the meaning set forth in Section 4.5.

          "Public Offering" means any firm commitment, underwritten public offering of the Common Stock of the Company registered under the Securities Act, other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Company.

          "Redemption Event" means (i) a Bankruptcy Decision with respect to any Stockholder or (ii) (with respect to Lear NAOC only) a Change in Control with respect to Lear Corporation or the delivery of a Pledge Notice.

          "Redemption Notice" has the meaning set forth in Section 4.6.

          "Redemption Price" means the fair market value of the Capital Stock being redeemed pursuant to Section 4.6 determined based on the equity value of the Company and its Subsidiaries as a whole multiplied by the Percentage Interest represented by such Capital Stock after application of any reasonably relevant discounts, for minority ownership status, liquidity or the like, all as agreed or determined in accordance with Section 4.6, provided, however, that the Redemption Price shall not include a discount for liquidity if the applicable Redemption Event occurs after the date on which Lear NAOC may first exercise the Lear Demand Right. The Redemption Price for an Option will equal the Redemption Price for the Capital Stock for which it is exercisable less the applicable exercise price.

          "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement by and among the Company and the holders of the Company's common stock attached hereto as Annex C.

          "Regulations" means regulations of the Department of the Treasury under the Code as such regulations may be changed from time to time.

          "Reimbursable Expenses" means all reasonable documented third-party fees and expenses incurred by WLR, Franklin or Lear NAOC (including for legal and other professional fees) in connection with this Agreement, and the transactions contemplated hereby and thereby (excluding, for the avoidance of doubt, the Lear Acquisition Agreement).

          "Reorganization" has the meaning set forth in Section 6.1.

          "Required Board Approval" means either (i) if the Board comprises less than five directors, the unanimous approval of the Board, or (ii) if the Board comprises five directors, the approval of four of the five members of the Board.

          "Restructuring" means the Company or any of its Subsidiaries or Affiliates (a) becomes a party to any merger or consolidation or (b) purchases or otherwise acquires all or a substantial part of the assets or equity of any Person.

          "Sale Transaction" the meaning set forth in Section 3.4.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Stockholder Minimum Gain" means an amount, with respect to each Stockholder Nonrecourse Debt, equal to the Minimum Gain that would result if such Stockholder Nonrecourse Debt were treated as a nonrecourse liability, determined in accordance with Regulation Section 1.704-2(i).

          "Stockholder Nonrecourse Debt" shall have the meaning of "partner nonrecourse debt" set forth in Regulation Section 1.704-2(b)(4).

          "Stockholder Nonrecourse Deductions" has the same meaning as "partner nonrecourse deduction" in Treasury Regulation Section 1.704-2(i)(1).

          "Subsidiary" means any entity directly or indirectly controlled (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) by the Company, whether or not in existence as of the date hereof.

          "Target Balance" means, for any Stockholder as of any date, the amount that would be distributable to such Stockholder on such date if (i) all the assets of the Company were sold for cash equal to their respective Book Values as of such date, (ii) all liabilities of the Company were paid in full (except that in the case of a nonrecourse liability, such payment would be limited to the Book Value of the asset or assets securing such liability), and (iii) all remaining cash were distributed to the Stockholders pursuant to Section 5.5(d).

          "Transfer" of Capital Stock or an Option means to, directly or indirectly, sell, transfer, gift, assign or otherwise dispose of, or permit, voluntarily or involuntarily or by operation of law, the grant or imposition of any security, encumbrance, interest, pledge, mortgage, lien, charge, adverse claim, option, warrant, grant of voting rights, preferential arrangement or restriction of any kind upon, such Capital Stock or Option or an interest therein, provided that an indirect transfer of Capital Stock or an Option caused by a change in the identity of or investors in advisory clients of any Stockholder (including, without limitation, Franklin or funds or other investment vehicles included in the definition of "WLR") will not be considered a "Transfer" for purposes of this Agreement.

          "WLR" means the Stockholders identified under the name "WLR" on
Schedule 1, together with any of their Affiliates holding Capital Stock or Options.

                           [Signature page to follow]

Executed as of the Effective Date.

                                        International Automotive Components
                                        Group North America, LLC


                                        By: /s/ Stephen Toy
                                            ------------------------------------
                                        Name: Stephen Toy
                                        Title: Vice President, Treasurer and
                                               Secretary


                                        Mutual Beacon Fund of Franklin Mutual
                                        Series Fund, Inc.


                                        By: /s/ Bradley Takahashi
                                            ------------------------------------
                                        Name: Bradley Takahashi
                                        Title: Vice President


                                        Mutual Discovery Fund of Franklin Mutual
                                        Series Fund, Inc.


                                        By: /s/ Bradley Takahashi
                                            ------------------------------------
                                        Name: Bradley Takahashi
                                        Title: Vice President


                                        Mutual Qualified Fund of Franklin Mutual
                                        Series Fund, Inc.


                                        By: /s/ Bradley Takahashi
                                            ------------------------------------
                                        Name: Bradley Takahashi
                                        Title: Vice President

                                        Mutual Shares Fund of Franklin Mutual
                                        Series Fund, Inc.


                                        By: /s/ Bradley Takahashi
                                            ------------------------------------
                                        Name: Bradley Takahashi
                                        Title: Vice President


                                        Mutual Beacon Fund


                                        By: /s/ Bradley Takahashi
                                            ------------------------------------
                                        Name: Bradley Takahashi
                                        Title: Vice President


                                        Mutual Discovery Fund


                                        By: /s/ Bradley Takahashi
                                            ------------------------------------
                                        Name: Bradley Takahashi
                                        Title: Vice President


                                        Mutual Discovery Securities Fund of
                                        Franklin Templeton Variable Insurance
                                        Products Trust


                                        By: /s/ Bradley Takahashi
                                            ------------------------------------
                                        Name: Bradley Takahashi
                                        Title: Vice President


                                        Mutual Shares Securities Fund of
                                        Franklin Templeton Variable Insurance
                                        Products Trust


                                        By: /s/ Bradley Takahashi
                                            ------------------------------------
                                        Name: Bradley Takahashi
                                        Title: Vice President

                                        Franklin Mutual Beacon Fund of Franklin
                                        Templeton Investment Funds


                                        By: /s/ Bradley Takahashi
                                            ------------------------------------
                                        Name: Bradley Takahashi
                                        Title: Vice President


                                        Franklin Mutual Recovery Fund


                                        By: /s/ Bradley Takahashi
                                            ------------------------------------
                                        Name: Bradley Takahashi
                                        Title: Vice President


                                        Mutual Recovery Fund Limited


                                        By: /s/ Bradley Takahashi
                                            ------------------------------------
                                        Name: Bradley Takahashi
                                        Title: Vice President


                                        Franklin Mutual Shares Fund of Franklin
                                        Templeton Funds


                                        By: /s/ Bradley Takahashi
                                            ------------------------------------
                                        Name: Bradley Takahashi
                                        Title: Vice President

                                        Franklin Mutual Global Discovery Fund of
                                        Franklin Templeton Investment Funds


                                        By: /s/ Bradley Takahashi
                                            ------------------------------------
                                        Name: Bradley Takahashi
                                        Title: Vice President


                                        EQ/Mutual Shares Portfolio of EQ/
                                        Advisors Trust


                                        By: /s/ Bradley Takahashi
                                            ------------------------------------
                                        Name: Bradley Takahashi
                                        Title: Vice President


                                        Lear North Atlantic Operations
                                        Corporation


                                        By: /s/ Daniel A. Ninivaggi
                                            ------------------------------------
                                        Name: Daniel A. Ninivaggi
                                        Title: Vice President & Secretary


                                        WLR RECOVERY FUND III, LP

                                        By: /s/ Stephen Toy
                                            ------------------------------------
                                        Name: Stephen Toy
                                        Title: Managing Director


                                        Class B Common Stockholders(1)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

----------
(1) The Class B Common Stockholders joined this Agreement as of the Effective Date pursuant to their respective Subscription Agreements for the Class B Common Stock, and their respective signature pages to such Subscription Agreements constitute counterpart signature pages to this Agreement.